Exhibit 99.1
NOG Announces Second Quarter 2026 Results

HIGHLIGHTS

•Total quarterly production of 145,659 Boe per day (47% oil), a 9% increase from the second quarter of 2025
•Record natural gas production of 464,330 Mcf per day, a 35% increase from the second quarter of 2025 and a 3.5% increase from the first quarter of 2026
•GAAP net income of $236.6 million, Adjusted EBITDA of $401.0 million, and Adjusted Net Income of $122.5 million, meaningfully improved over the first quarter of 2026. See “Non-GAAP Financial Measures” below
•Cash flow from operations of $321.6 million. Excluding changes in net working capital, cash flow from operations was $353.7 million
•Generated $159.0 million of Free Cash Flow, up 424% from the first quarter of 2026 and 26% from the second quarter of 2025. See “Non-GAAP Financial Measures” below
•Capital expenditures of $195.8 million, excluding non-budgeted acquisitions and other
•Closed Duvernay Light Oil Joint Development on June 1 for total consideration of $262.1 million
•Completed 30 ground game transactions adding over 2,300 net acres and an additional 6.2 net wells for $44.7 million, inclusive of associated development costs
•Repurchased 2.95 million shares of common stock at an average prices of $20.37, including commissions
•Increased authorized share repurchase program to ~$243.0 million

MINNEAPOLIS (BUSINESS WIRE) - August 6, 2026 - Northern Oil and Gas, Inc. (NYSE: NOG) (“NOG” or “Company”) today announced the Company’s second quarter results.

MANAGEMENT COMMENTS

“The strength of the NOG model shows most clearly when the macro backdrop is at its most volatile, and the flexibility of our diversified, non-operated business model is precisely what carried us through this quarter. Adjusted EBITDA was up 17% sequentially over the first quarter and we reiterated our full year production guidance despite less than ideal operating conditions. This directly demonstrates the resiliency of our platform. We strategically expanded our total addressable market by entering the Duvernay, a high quality, low break-even basin with significant growth potential, while also further enhancing our lower 48 footprint through our accretive and dynamic ground game program. Additionally, we opportunistically repurchased ~3 million shares of our stock at a highly attractive valuation, exactly the kind of disciplined capital allocation the NOG model is built to enable,” commented Nick O’Grady, Chief Executive Officer. “NOG remains as strong and as well positioned as ever with an asset base that is materially undervalued by the public market juxtaposed against one of the strongest private asset markets in decades. We believe our value proposition will be well illuminated over time, and we remain steadfast in executing a business plan built to ensure the market recognizes both the value inherent in what we own today and our ability to generate attractive risk-adjusted returns across the cycle.”

FINANCIAL RESULTS

Oil and natural gas sales for the second quarter were $670.8 million. Second quarter GAAP net income was $236.6 million or $2.19 per diluted share. Second quarter Adjusted Net Income was $122.5 million or $1.13 per adjusted diluted share. Adjusted EBITDA in the second quarter was $401.0 million, a 17% increase from the first quarter of 2026, driven primarily by a 13% improvement in realized commodity price per boe. See “Non-GAAP Financial Measures” below.

PRODUCTION

Second quarter 2026 production averaged 145,659 Boe per day, a 9% increase from the second quarter of 2025. Oil represented approximately 47% of total production in the second quarter at an average of 68,275 Bbls per day. As previously announced, oil volumes were impacted by approximately 7,000 Boe per day of well shut-ins and 3 deferred turn-in-lines in certain Permian assets in April, May and part of June. The wells that were shut in are back on line and the turn-in-lines are expected to TIL in the third quarter. During the quarter, NOG added 12.7 net wells to production, compared to 13.5 net wells, excluding major acquisitions, added to production in the second quarter of 2025. The Company anticipates an acceleration of TILs through the second half of 2026.

Well performance continues to be strong across all of NOG’s basins. Appalachian volumes set another production record as our joint development program in West Virginia culminated mid-quarter and our Utica joint development contributed a full quarter of production. Additionally, NOG’s Uinta Assets significantly outperformed internal estimates both on legacy production as well as on the 2026 development program.

PRICING

During the second quarter, NOG’s unhedged net realized oil price was $90.02 per Bbl. The Company’s average differential to WTI prices was ($3.03), a 43% improvement from the second quarter of 2025. NOG’s unhedged net realized gas price in the second quarter was $2.64 per Mcf, representing a 90% realization compared with Henry Hub pricing. Natural gas realizations were pressured throughout the majority of the quarter due to weak Waha pricing, offset by solid NGL realizations and improved differentials in other regions. Conditions began to improve in late June and appear to be returning to normalized levels.

HEDGING

In the second quarter, the Company recorded a non-cash unrealized mark-to-market gain on derivatives of approximately $156.5 million, driven by changes to the value of the Company’s derivatives portfolio. Realized hedge losses were $86.3 million as gains on the Company’s natural gas hedges were more than offset by losses on the Company’s crude oil hedges.

OPERATING COSTS

Lease operating costs were $127.1 million in the second quarter of 2026, or $9.59 per Boe, 4% lower on a per unit basis compared to the second quarter of 2025. Production taxes were $45.7 million in the second quarter of 2026, compared to $35.6 million in the second quarter of 2025 due to higher oil prices. Second quarter general and administrative (“G&A”) costs totaled $24.5 million or $1.85 per Boe, as compared to $1.28 per Boe in the second quarter of 2025. The increase primarily reflects $7.7 million, mainly for the transaction costs associated with the Company’s Duvernay acquisition, which closed in June. NOG’s adjusted cash G&A costs, which excludes non-cash share-based compensation and acquisition cost amounts of $4.4 million and $7.7 million, respectively, totaled $12.4 million or $0.94 per Boe in the second quarter, up $0.05 per Boe compared to the second quarter of 2025.

CAPITAL EXPENDITURES AND ACQUISITIONS

Capital expenditures for the second quarter were $195.8 million (excluding non-budgeted acquisitions and other). This was comprised of $151.0 million of total drilling and completion (“D&C”) capital on organic assets, and $44.7 million of Ground Game activity, inclusive of associated development costs. Normalized well costs on the Company’s AFE elections increased modestly, averaging approximately $761 per lateral foot in the second quarter, as compared to $749 in the first quarter of 2026. NOG’s Permian Basin spending was 37% of the capital expenditures for the second quarter followed by the Williston at 33%, Appalachian at 14%, the Uinta at 14% and the Duvernay at 2%.

LIQUIDITY AND CAPITAL RESOURCES

NOG had total liquidity of $1.0 billion as of June 30, 2026, consisting of $975.0 million of committed borrowing availability under its Revolving Credit Facility and $47.6 million of cash on hand.

SHAREHOLDER RETURNS

In May 2026, the Company’s board of directors declared a cash dividend on the Company’s common stock in the amount of $0.45 per share. The dividend was paid on July 31, 2026, to stockholders of record as of the close of business on June 29, 2026.

In August 2026, the Company’s board of directors declared a cash dividend on the Company’s common stock in the amount of $0.45 per share. The dividend is payable on October 30, 2026, to stockholders of record as of the close of business on September 29, 2026.

During the second quarter, the Company repurchased 2.95 million shares of its common stock (approximately 3% of outstanding shares) at an average price of $20.37, including commissions, ~81% of which were purchased before the dividend record date.

On July 10, 2026, NOG’s Board of Directors authorized a $150.0 million increase to the Company’s common stock repurchase program, which provides a current total repurchase capacity of approximately $243.0 million.

2026 ANNUAL GUIDANCE

NOG has made minor changes to its previous guidance reflected in the table below.

	Previous Guidance (May 26, 2026)	Revised FY 2026 Guidance
Annual Production (2-stream, Boe per day)	143,000 - 148,000	143,000 - 148,000
Annual Oil Production (Bbls per day)	71,500 - 73,500	71,500 - 73,500
Total Budgeted Capital Expenditures ($ in millions)	$850 - $900	$850 - $900
Net Total Wells Turned-in-Line	74.0 - 76.0	74.0 - 76.0

Operating Expenses and Differentials
LOE/Production Expenses (per Boe)	$9.70 - $9.90	$9.70 - $9.80
Production Taxes (as a percentage of Oil & Gas Sales)	7.5% - 8.0%	7.5% - 8.0%
Oil Differential to NYMEX WTI (per Bbl)	($5.25 - $5.60)	($5.00 - $5.40)
Gas Realization as a Percentage of NYMEX Henry Hub (per Mcf)	70.0% - 72.5%	70.0% - 75.0%
DD&A Rate (per Boe)	$15.00 - $15.50	$15.00 - $15.50

General and Administrative Expense (per Boe):
Non-Cash	$0.25 - $0.30	$0.25 - $0.30
Cash (excluding transaction costs on non-budgeted acquisitions)	$0.83 - $0.86	$0.83 - $0.86

SECOND QUARTER 2026 RESULTS

The following tables set forth selected operating and financial data for the periods indicated.

	Three Months Ended June 30,
	2026	2025	% Change
Net Production:
Oil (MBbl)	6,213	7,002	(11)%
Natural Gas (MMcf)	42,254	31,204	35%
Total (MBoe)	13,255	12,203	9%

Average Daily Production:
Oil (Bbl)	68,275	76,944	(11)%
Natural Gas (Mcf)	464,330	342,900	35%
Total (Boe)	145,659	134,094	9%

Average Sales Prices:
Oil (per Bbl)	$90.02	$58.37	54%
Effect of Gain (Loss) on Settled Oil Derivatives on Average Price (per Bbl)	(20.65)	6.21	(433)%
Oil Net of Settled Oil Derivatives (per Bbl)	69.37	64.58	7%

Natural Gas and NGLs (per Mcf) (1)	2.64	2.89	(9)%
Effect of Gain on Settled Natural Gas Derivatives on Average Price (per Mcf)	0.99	0.56	77%
Natural Gas and NGLs Net of Settled Natural Gas and NGL Derivatives (per Mcf) (1)	3.63	3.45	5%

Realized Price on a Boe Basis Excluding Settled Commodity Derivatives (1)	50.61	40.87	24%
Effect of Gain (Loss) on Settled Commodity Derivatives on Average Price (per Boe)	(6.51)	4.99	(230)%
Realized Price on a Boe Basis Including Settled Commodity Derivatives (1)	44.10	45.86	(4)%

Costs and Expenses (per Boe):
Production Expenses	$9.59	$9.95	(4)%
Production Taxes	3.45	2.92	18%
General and Administrative Expenses	1.85	1.28	45%
Depletion, Depreciation, Amortization and Accretion	14.55	16.86	(14)%

Net Producing Wells at Period End	1,369.7	1,151.7	19%
______________
(1)     The three months ended June 30, 2025 excludes the impact of a legal settlement (See Note 2 to our financial statements included in our Form 10-Q filed with the SEC for the quarter ended June 30, 2026).

HEDGING UPDATE

NOG hedges portions of its expected production volumes to increase the predictability of its cash flow and to help maintain a strong financial position. The following table summarizes NOG’s open crude oil commodity derivative contracts scheduled to settle after June 30, 2026.

	Crude Oil Commodity Derivative Swaps(1)		Crude Oil Commodity Derivative Collars
Contract Period	Volume (Bbls/Day)	Weighted Average Price ($/Bbl)	Collar Sub-Floor Volume (Bbls/Day)	Collar Floor Volume (Bbls/Day)	Collar Ceiling Volume (Bbls/Day)	Weighted Average Sub-Floor Price ($/Bbl)	Weighted Average Floor Price ($/Bbl)	Weighted Average Ceiling Price ($/Bbl)
2026(1)
Q3	18,245	$67.55	2,250	19,187	26,680	$47.22	$62.34	$71.44
Q4	17,245	68.08	2,250	19,187	26,680	47.22	62.34	71.44
2027(1)
Q1	7,750	$69.47	2,500	6,750	6,750	$45.00	$61.14	$73.76
Q2	7,750	69.47	2,500	6,750	6,750	45.00	61.14	73.76
Q3	5,500	70.50	421	3,842	3,842	45.00	63.04	75.31
Q4	5,500	70.50	—	3,000	3,000	—	64.03	76.37
2028(1)
Q1	500	$70.04	—	—	—	$—	$—	$—
Q2	500	70.04	—	—	—	—	—	—
Q3	500	70.04	—	—	—	—	—	—
Q4	500	70.04	—	—	—	—	—	—
2029(1)
Q1	500	$70.04	—	—	—	$—	$—	$—
Q2	500	70.04	—	—	—	—	—	—
Q3	500	70.04	—	—	—	—	—	—
Q4	500	70.04	—	—	—	—	—	—
_____________
(1)Includes derivative contracts entered into as of July 22, 2026. This table does not include volumes subject to swaptions and call options, which are crude oil derivative contracts NOG has entered into which may increase swapped volumes at the option of NOG’s counterparties. This table also does not include basis swaps.

The following table summarizes NOG’s open natural gas commodity derivative contracts scheduled to settle after June 30, 2026.

	Natural Gas Commodity Derivative Swaps(1)		Natural Gas Commodity Derivative Collars
Contract Period	Volume (MMBTU/Day)	Weighted Average Price ($/MMBTU)	Collar Floor Volume (MMBTU/Day)	Collar Ceiling Volume (MMBTU/Day)	Weighted Average Floor Price ($/MMBTU)	Weighted Average Ceiling Price ($/MMBTU)
2026(1)
Q3	115,054	$4.03	150,486	150,486	$3.45	$4.89
Q4	135,054	4.16	150,105	150,105	3.47	5.06
2027(1)
Q1	89,056	$4.01	77,389	77,389	$3.46	$4.79
Q2	90,989	4.00	65,714	65,714	3.45	4.43
Q3	90,000	4.00	65,000	65,000	3.45	4.43
Q4	71,413	3.96	46,467	46,467	3.45	4.41
2028(1)
Q1	28,077	$3.83	9,890	9,890	$3.50	$4.17
Q2	20,220	3.83	10,110	10,110	3.50	4.17
Q3	20,000	3.83	10,000	10,000	3.50	4.17
Q4	16,630	3.85	10,000	10,000	3.50	4.07
2029(1)
Q1	—	$—	9,889	9,889	$3.50	$3.88
Q2	—	—	10,110	10,110	3.50	3.88
Q3	—	—	10,000	10,000	3.50	3.88
Q4	—	—	6,630	6,630	3.50	3.88
_____________
(1)Includes derivative contracts entered into as of July 22, 2026. This table does not include volumes subject to swaptions and call options, which are crude oil derivative contracts NOG has entered into which may increase swapped volumes at the option of NOG’s counterparties. This table also does not include basis swaps.

The following table summarizes NOG’s open NGL commodity derivative contracts scheduled to settle after June 30, 2026.

Natural Gas Liquids Commodity Derivative Swaps(1)
	Swaps
Contract Period	Volume (BBL/Day)	Weighted Average Price ($/BBL)
2026(1)
Q3	1,050	$33.03
Q4	875	33.32
2027(1)
Q1	725	$32.30
Q2	650	30.73
Q3	625	30.69
Q4	575	30.87
_____________
(1)Includes derivative contracts entered into as of July 22, 2026.

The following table presents NOG’s settlements on commodity derivative instruments and unsettled gains and losses on open commodity derivative instruments for the periods presented, which is included in the revenue section of NOG’s statement of operations:

	Three Months Ended June 30,
(In thousands)	2026	2025
Cash Received (Paid) on Settled Derivatives, Net	$(86,320)	$60,931
Non-Cash Mark-to-Market Gain on Derivatives	156,502	67,888
Gain on Commodity Derivatives, Net	$70,182	$128,819

CAPITAL EXPENDITURES & DRILLING ACTIVITY

(In thousands, except for net well data and dollars per foot)	Three Months Ended June 30, 2026
Capital Expenditures Incurred:
Organic Drilling and Development Capital Expenditures	$151,019
Ground Game Acquisition Capital Expenditures, Inclusive of Development Costs	$44,743
Other	$6,611
Non-Budgeted Acquisitions	$261,049

Net Wells Added to Production	12.7

Net Producing Wells (Period-End)	1,369.7

Net Wells in Process (Period-End)	51.8

Weighted Average Gross AFE for Wells Elected to	$10,421
Weighted Average Gross AFE for Wells Elected to, normalized for lateral length ($ per foot)	$761

SECOND QUARTER 2026 EARNINGS RELEASE CONFERENCE CALL

In conjunction with NOG’s release of its financial and operating results, investors, analysts and other interested parties are invited to listen to a conference call with management on Friday, August 7, 2026 at 8:00 a.m. Central Time.

Those wishing to listen to the conference call may do so via webcast or phone as follows:

Webcast: https://events.q4inc.com/attendee/694699964
Dial-In Number: (888) 596-4144 (US/Canada) and (646) 968-2525 (International)
Conference ID: 4503139 - NOG Second Quarter 2026 Earnings Conference Call
Replay Dial-In Number: (800) 770-2030 (US/Canada) and (647) 362-9199 (International)
Replay Access Code: 4503139 - Replay will be available through August 6, 2027

ABOUT NOG

Northern Oil and Gas (NOG) is the largest publicly traded dedicated non-operator in the United States, built on a differentiated strategy of acquiring non-operated minority working interests and mineral rights across the premier basins of North America. By combining deep industry relationships with disciplined capital allocation, NOG has built a scaled, diversified portfolio that generates durable production and strong cash flow for its shareholders. More information about NOG can be found at www.noginc.com.

SAFE HARBOR

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this release regarding NOG’s financial position, operating and financial performance, business strategy, dividend plans and practices, plans and objectives of management for future operations, industry conditions, indebtedness covenant compliance, capital expenditures, production, cash flow, borrowing base under NOG’s Revolving Credit Facility, NOG’s intention or ability to pay or increase dividends on its capital stock, and impairment are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production, sales, market size, collaborations, cash flows, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond NOG’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in crude oil and natural gas prices, the pace of drilling and completions activity on NOG’s current properties and properties pending acquisition; infrastructure constraints and related factors affecting NOG’s properties; general economic or industry conditions, whether internationally, nationally and/or in the communities in which NOG conducts business, including any future economic downturn, cost inflation, supply chain disruptions, the impact of continued or further inflation, disruption in the financial markets, changes in the interest rate environment and actions taken by OPEC and other oil producing countries as it pertains to the global supply and demand of, and prices for, crude oil, natural gas and NGLs; ongoing legal disputes over, and potential shutdown of, the Dakota Access Pipeline; NOG’s ability to identify and consummate additional development opportunities and potential or pending acquisition transactions, the projected capital efficiency savings and other operating efficiencies and synergies resulting from NOG’s acquisition transactions, integration and benefits of property acquisitions, or the effects of such acquisitions on NOG’s cash position and levels of indebtedness; changes in NOG’s reserves estimates or the value thereof; disruption to NOG’s business due to acquisitions and other significant transactions; changes in local, state, and federal laws, regulations or policies that may affect NOG’s business or NOG’s industry (such as the effects of tax law changes, and changes in environmental, health, and safety regulation and regulations addressing climate change, and trade policy and tariffs); conditions of the securities markets; risks associated with NOG’s 3.625% convertible senior notes due 2029 (the “Convertible Notes”), including the potential impact that the Convertible Notes may have on NOG’s financial position and liquidity, potential dilution, and that provisions of the Convertible Notes could delay or prevent a beneficial takeover of NOG; the potential impact of the capped call transactions undertaken in tandem with the Convertible Notes issuances, including counterparty risk; increasing attention to environmental, social and governance matters; NOG’s ability to raise or access capital on acceptable terms; cyber-incidents could have a material adverse effect on NOG’s business, financial condition or results of operations; changes in accounting principles, policies or guidelines; events beyond NOG’s control, including a global or domestic health crisis, acts of terrorism, political or economic instability or armed conflict in oil and gas producing regions; and other economic, competitive, governmental, regulatory and technical factors affecting NOG’s operations, products and prices. Additional information concerning potential factors that could affect future results is included in the section entitled “Item 1A. Risk Factors” and other sections of NOG’s most recent Annual Report on Form 10-K for the year ended December 31, 2025, and Quarterly Report on Form 10-Q, as updated from time to time in amendments and subsequent reports filed with the SEC, which describe factors that could cause NOG’s actual results to differ from those set forth in the forward-looking statements.

NOG has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond NOG’s control. Accordingly, results actually achieved may differ materially from expected results described in these statements. NOG does not undertake, and specifically disclaims, any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

CONTACT:

Evelyn Infurna
Vice President of Investor Relations
952-476-9800
ir@northernoil.com

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share and per share data)	2026	2025	2026	2025
Revenues
Oil and Gas Sales	$670,796	$574,369	$1,210,651	$1,151,321
Gain (Loss) on Commodity Derivatives, Net	70,182	128,819	(468,874)	150,581
Other Revenues	4,257	3,621	8,487	7,006
Total Revenues	745,235	706,809	750,264	1,308,908

Operating Expenses
Production Expenses	127,089	121,430	256,836	235,470
Production Taxes	45,699	35,616	84,042	71,685
General and Administrative Expenses	24,529	15,628	47,703	30,109
Legal Settlement Expense	—	33,091	—	33,091
Depletion, Depreciation, Amortization and Accretion	192,885	205,741	389,983	411,432
Impairment of Oil and Gas Assets	—	115,576	268,276	115,576
Other Expenses	2,496	3,561	5,771	6,098
Total Operating Expenses	392,698	530,643	1,052,611	903,461

Income (Loss) From Operations	352,537	176,166	(302,347)	405,447

Other Income (Expense)
Interest Expense, Net	(41,442)	(44,389)	(84,027)	(87,739)
Gain (Loss) on Unsettled Interest Rate Derivatives, Net	1,474	1	3,040	(143)
Loss on Foreign Currency Transactions	(4,655)	—	(4,655)	—
Loss on Extinguishment of Debt	—	—	(14)	—
Gain on Contingent Consideration	2,682	—	2,682	—
Total Other Expense, Net	(41,941)	(44,388)	(82,974)	(87,882)

Income (Loss) Before Income Taxes	310,596	131,778	(385,321)	317,565

Income Tax Expense (Benefit)	73,968	32,193	(99,102)	78,998

Net Income (Loss)	$236,628	$99,585	$(286,219)	$238,567

Net Income (Loss) Attributable to Common Stockholders	$236,628	$99,585	$(286,219)	$238,567

Net Income (Loss) Per Common Share – Basic	$2.24	$1.02	$(2.80)	$2.43
Net Income (Loss) Per Common Share – Diluted	$2.19	$1.00	$(2.80)	$2.39
Weighted Average Common Shares Outstanding – Basic	105,871,269	98,060,407	102,207,355	98,308,686
Weighted Average Common Shares Outstanding – Diluted	108,091,366	99,394,539	102,207,355	99,692,134

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands, except share and per share data)	2026	2025	2026	2025
Net Income (Loss)	$236,628	$99,585	$(286,219)	$238,567
Other Comprehensive Loss:
Foreign Currency Translation Adjustment	(3,164)	—	(3,164)	—
Total Other Comprehensive Loss	(3,164)	—	(3,164)	—
Comprehensive Income (Loss)	$233,464	$99,585	$(289,383)	$238,567

CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except par value and share data)	June 30, 2026	December 31, 2025
Assets
Current Assets:
Cash and Cash Equivalents	$47,603	$14,299
Accounts Receivable, Net	377,818	349,927
Advances, Prepaid Expenses, and Other	27,968	37,061
Derivative Instruments	30,914	166,678
Income Tax Receivable	17,799	18,066
Total Current Assets	502,102	586,031

Property and Equipment:
Oil and Natural Gas Properties, Full Cost Method of Accounting
Proved	12,429,203	11,441,786
Unproved	301,755	86,034
Less – Accumulated Depletion and Impairment	(7,440,256)	(6,784,649)
Total Oil and Natural Gas Properties, Net	5,290,702	4,743,171
Other Property and Equipment, Net	2,438	3,196
Total Property and Equipment, Net	5,293,140	4,746,367

Derivative Instruments	9,726	3,036
Deferred Income Taxes	8,152	—
Other Noncurrent Assets, Net	14,745	73,941

Total Assets	$5,827,865	$5,409,375

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts Payable	$206,275	$218,620
Accrued Liabilities and Other	399,176	320,673
Derivative Instruments	25,041	—
Total Current Liabilities	630,492	539,293

Long-term Debt, Net	2,724,814	2,395,393
Deferred Tax Liability	158,290	247,645
Derivative Instruments	255,868	48,102
Contingent Consideration	6,614	—
Asset Retirement Obligations	54,949	50,831
Other Noncurrent Liabilities	1,505	1,770

Total Liabilities	$3,832,532	$3,283,034

Commitments and Contingencies

Stockholders’ Equity
Common Stock, Par Value $0.001; 270,000,000 Shares Authorized; 106,549,128 Shares Outstanding at 6/30/2026 97,265,559 Shares Outstanding at 12/31/2025	509	499
Additional Paid-In Capital	1,802,928	1,644,563
Retained Earnings	195,060	481,279
Accumulated Other Comprehensive Loss	(3,164)	—

Total Stockholders’ Equity	1,995,333	2,126,341
Total Liabilities and Stockholders’ Equity	$5,827,865	$5,409,375

Non-GAAP Financial Measures

Adjusted Net Income, Adjusted EBITDA and Free Cash Flow are non-GAAP measures. NOG defines Adjusted Net Income as income before income taxes, excluding (i) (gain) loss on unsettled commodity derivatives, net of tax, (ii) (gain) loss on extinguishment of debt, net of tax, (iii) contingent consideration (gain) loss, net of tax, (iv) acquisition transaction costs, net of tax, (v) (gain) loss on unsettled interest rate derivatives, net of tax, (vi) (gain) loss on foreign currency transactions and (vii) impairment of long-lived assets, net of tax. NOG defines Adjusted EBITDA as net income before (i) interest expense, (ii) income taxes, (iii) depreciation, depletion, amortization and accretion, (iv) non-cash stock-based compensation expense, (v) (gain) loss on extinguishment of debt, (vi) contingent consideration (gain) loss (vii) acquisition transaction costs, (viii) (gain) loss on unsettled interest rate derivatives, (ix) (gain) loss on unsettled commodity derivatives, (x) (gain) loss on foreign currency transactions, (xi) impairment of long-lived assets, and (xii) other non-cash adjustments. NOG defines Free Cash Flow as cash flows from operations before changes in working capital and other items, less (i) capital expenditures, excluding non-budgeted acquisitions and changes in accrued capital expenditures and other items. A reconciliation of each of these measures to the most directly comparable GAAP measure is included below.

Management believes the use of these non-GAAP financial measures provides useful information to investors to gain an overall understanding of current financial performance. Management believes Adjusted Net Income and Adjusted EBITDA provide useful information to both management and investors by excluding certain expenses and unrealized commodity gains and losses that management believes are not indicative of NOG’s core operating results. Management believes that Free Cash Flow is useful to investors as a measure of a company’s ability to internally fund its budgeted capital expenditures, to service or incur additional debt, and to measure success in creating stockholder value. In addition, these non-GAAP financial measures are used by management for budgeting and forecasting as well as subsequently measuring NOG’s performance, and management believes it is providing investors with financial measures that most closely align to its internal measurement processes. The non-GAAP financial measures included herein may be defined differently than similar measures used by other companies and should not be considered an alternative to, or more meaningful than, the comparable GAAP measures. From time to time NOG provides forward-looking Free Cash Flow estimates or targets; however, NOG is unable to provide a quantitative reconciliation of the forward looking non-GAAP measure to its most directly comparable forward looking GAAP measure because management cannot reliably quantify certain of the necessary components of such forward looking GAAP measure. The reconciling items in future periods could be significant.

Reconciliation of Adjusted Net Income

	Three Months Ended June 30,
(In thousands, except share and per share data)	2026	2025
Income Before Income Taxes	$310,596	$131,778
Add:
Impact of Selected Items:
Acquisition Transaction Costs	7,698	1,046
Gain on Unsettled Commodity Derivatives	(156,502)	(67,888)
Gain on Unsettled Interest Rate Derivatives	(1,474)	(1)
Gain Contingent Consideration	(2,682)	—
Loss on Foreign Currency Transactions	4,655	—
Impairment of Oil and Gas Assets	—	115,576
Adjusted Income Before Adjusted Income Tax Expense	162,291	180,511

Adjusted Income Tax Expense (1)	(39,761)	(44,225)

Adjusted Net Income (non-GAAP)	$122,530	$136,286

Weighted Average Shares Outstanding – Basic	105,871,269	98,060,407
Weighted Average Shares Outstanding – Diluted	108,091,366	99,394,539

Income Before Income Taxes Per Common Share – Basic	$2.93	$1.34
Add:
Impact of Selected Items	(1.40)	0.50
Impact of Income Tax	(0.37)	(0.45)
Adjusted Net Income Per Common Share – Basic	$1.16	$1.39

Income Before Income Taxes Per Common Share – Adjusted Diluted	$2.87	$1.33
Add:
Impact of Selected Items	(1.37)	0.49
Impact of Income Tax	(0.37)	(0.45)
Adjusted Net Income Per Common Share – Adjusted Diluted	$1.13	$1.37
______________
(1)For the three months ended June 30, 2026 and June 30, 2025, this represents a tax impact using an estimated tax rate of 24.5%.

Reconciliation of Adjusted EBITDA

	Three Months Ended June 30,
(In thousands)	2026	2025
Net Income	$236,628	$99,585
Add:
Interest Expense, Net	41,442	44,435
Income Tax Expense	73,968	32,193
Depreciation, Depletion, Amortization and Accretion	192,885	205,741
Non-Cash Stock-Based Compensation	4,409	3,729
Other Adjustments	—	6,000
Acquisition Transaction Costs	7,698	1,046
Gain on Unsettled Commodity Derivatives	(156,502)	(67,888)
Gain on Unsettled Interest Rate Derivatives	(1,474)	(1)
Gain Contingent Consideration	(2,682)	—
Loss on Foreign Currency Transactions	4,655	—
Impairment of Oil and Gas Assets	—	115,576
Adjusted EBITDA	$401,027	$440,416

Reconciliation of Free Cash Flow

	Three Months Ended June 30,
(In thousands)	2026	2025
Net Cash Provided by Operating Activities	$321,617	362,112
Exclude: Changes in Working Capital and Other Items	32,061	(23,700)
Less: Capital Expenditures (1)	(194,676)	(212,234)
Free Cash Flow	$159,002	$126,178
_______________
(1)    Capital expenditures are calculated as follows:

	Three Months Ended June 30,
(In thousands)	2026	2025
Cash Paid for Capital Expenditures	$379,811	327,361
Less: Non-Budgeted Acquisitions, inclusive of Acquisition Transaction Costs	(171,527)	(61,555)
Plus: Change in Accrued Capital Expenditures and Other	(13,608)	(53,572)
Capital Expenditures	$194,676	$212,234